Exhibit 99.1

Contact: Kevin.Bauer@exar.com

               510-668-7000

Exar Corporation Announces Fiscal 2013 Second Quarter Results

Company Reports Sequential Growth In Sales and Profit

Fremont, California, October 24, 2012 – Exar Corporation (Nasdaq: EXAR), a leading supplier of high performance, analog mixed-signal components and data management solutions, today reported financial results for the second quarter of fiscal year 2013 ended September 30, 2012.

Revenue for the quarter was $30.6 million, or 5% growth compared to the prior quarter. Non-GAAP net income for the quarter was $2.9 million, or 98% growth compared to the prior quarter. Non-GAAP net income per fully diluted share was $0.06 compared to $0.03 in the prior quarter. Non-GAAP gross margin was 46.7%, and non-GAAP operating expenses were $12.1 million. GAAP net income for the quarter was $0.3 million compared to a net loss of $0.6 million in the prior quarter, and GAAP net income per fully diluted share was $0.01 compared to a net loss of $0.01 in the prior quarter.

“The second quarter of fiscal 2013 exceeded our expectations as both revenue and profit grew nicely. Data Compression and Security products led revenue growth as our presence in the Big Data Analytics market supported 23% growth quarter-over-quarter. Our component products, Power Management and Connectivity, also showed growth in the quarter; however this growth was muted by lower overall OEM demand and supply limitations,” commented Louis DiNardo, president and CEO.

“During our second fiscal quarter our programmable power management products began to ship to both Intel and ARM based next generation server designs as well as in industrial equipment applications,” continued Mr. DiNardo. “As more servers are deployed in data center applications energy monitoring is playing an increasingly important role. Our programmable power management products provide critical information for data center management. Additionally, our PCIe solutions for Big Data Analytics are gaining momentum in large networking and storage environments as they provide increased system performance and lower overall system cost. We are pleased with our new product development efforts and progress in achieving our goal of consistent profitable growth,” concluded Mr. DiNardo.

For the third quarter of fiscal year 2013 the Company expects revenue growth in the range of 2% to 4% and non-GAAP gross margin in the range of 47% to 48%. Non-GAAP net income per fully diluted share is expected to be in the range of $0.06 to $0.07.

GAAP FINANCIAL COMPARISON

(In millions, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 30, 2012	JULY 1, 2012	OCTOBER 2, 2011	SEPTEMBER 30, 2012	OCTOBER 2, 2011
Net sales	$30.6	$29.3	$36.1	$59.9	$73.1
Gross margin	43.5%	44.0%	46.3%	43.8%	45.9%
Loss from operations	$(0.4)	$(1.2)	$(1.5)	$(1.5)	$(3.6)
Net income (loss)	$0.3	$(0.6)	$(1.1)	$(0.3)	$(2.5)
Net income (loss) per share
Basic	$0.01	$(0.01)	$(0.02)	$(0.01)	$(0.06)
Diluted	$0.01	$(0.01)	$(0.02)	$(0.01)	$(0.06)

NON-GAAP FINANCIAL COMPARISON (In millions, except per share amounts) (Unaudited)
	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 30, 2012	JULY 1, 2012	OCTOBER 2, 2011	SEPTEMBER 30, 2012	OCTOBER 2, 2011
Net sales	$30.6	$29.3	$36.1	$59.9	$73.1
Gross margin	46.7%	47.2%	49.0%	47.0%	48.8%
Income from operations	$2.2	$0.9	$0.8	$3.1	$0.9
Net income	$2.9	$1.4	$1.4	$4.3	$2.1
Net income per share
Basic	$0.06	$0.03	$0.03	$0.09	$0.05
Diluted	$0.06	$0.03	$0.03	$0.09	$0.05

Results Conference Call

The Company invites investors, financial analysts, and the general public to listen to its conference call discussing the Company’s financial results for the second quarter of fiscal year 2013, today, Wednesday, October 24, 2012 at 1:30 p.m. PDT. To access the conference call, please dial 800-230-1059 after 1:20 p.m. PDT. In addition, a live webcast will be available on Exar’s Investor Relations webpage.

To access the webcast, please go to the Company’s Investor Relations Homepage at: http://www.exar.com/news/investornews.aspx. A recorded replay of the conference call will be available starting at 3:00 p.m. PDT the day of the call until 11:59 p.m. PDT on October 31, 2012. To access the replay, please dial 800-475-6701 and use conference ID number 267782.

About Exar

Exar Corporation designs, develops and markets high performance, analog mixed-signal integrated circuits and advanced sub-system solutions for data communication, networking, storage, consumer, and industrial applications. Exar’s product portfolio includes power management and connectivity components, communications products, and network security and storage optimization solutions. Exar has locations worldwide providing real-time customer support. For more information about Exar, visit http://www.exar.com.

Forward-Looking Statements

This press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations or belief about the future events and financial, political and social trends and assumptions it has made based on information currently available to it. Exar cannot assure that any expectations, forecasts or assumptions made by management preparing these forward-looking statements will prove accurate, or that any projections will be realized. Such forward-looking statements may be affected by inaccurate assumptions or by known or unknown risks or uncertainties. Actual results may vary materially from those expressed or implied by the statements herein. Forward-looking statements contained herein speak only as of this release. Exar does not undertake any obligation to update or revise publicly any forward-looking statements, whether to reflect new information, future events or otherwise. For factors that could cause actual results to vary, perhaps materially, from these forward-looking statements, please refer to Exar’s filings with the Securities and Exchange Commission, including the Annual Report on Form 10-K for the year ended April 1, 2012 and the Quarterly Report on Form 10-Q for the period ended July 1, 2012.

Generally Accepted Accounting Principles

The Company reports its financial results in accordance with GAAP. Additionally, the Company supplements reported GAAP financials with non-GAAP measures which are included in related press releases and reports furnished to the SEC, copies of which are available at the Company’s website: http://www.exar.com or the SEC’s website at: http://www.sec.gov. For the periods presented, we are disclosing non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP net income and non-GAAP basic and diluted net income per share, which are adjusted to exclude from our GAAP results all stock-based compensation, amortization of acquired intangible assets, restructuring charges and exit costs, and income tax effects. These non-GAAP measures are presented in part to enhance the understanding of the Company’s historical financial performance and comparability between reporting periods. The Company believes the non-GAAP presentation, when shown in conjunction with the corresponding GAAP measures, provide relevant and useful information to analysts, investors, management and other interested parties following the semiconductor industry. For its internal purposes, the Company uses the foregoing non-GAAP measures to evaluate performance across reporting periods, determine certain employee benefits as well as plan for and forecast the Company’s future periods. These non-GAAP measures are not in accordance with, or an alternative for measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. The Company believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. These measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures.

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 30, 2012	JULY 1, 2012	OCTOBER 2, 2011	SEPTEMBER 30, 2012	OCTOBER 2, 2011
Net sales	$21,528	$19,447	$25,910	$40,975	$50,983
Net sales, related party	9,094	9,804	10,210	18,898	22,115

Total net sales	30,622	29,251	36,120	59,873	73,098

Cost of sales:
Cost of sales	12,054	10,870	13,661	22,924	26,998
Cost of sales, related party	4,380	4,512	4,825	8,892	10,568
Amortization of purchased intangible assets	858	919	905	1,777	1,810
Restructuring charges and exit costs	—	81	—	81	152

Total cost of sales	17,292	16,382	19,391	33,674	39,528

Gross profit	13,330	12,869	16,729	26,199	33,570

Operating expenses:
Research and development	5,773	5,449	8,838	11,222	18,118
Selling, general and administrative	7,639	7,782	9,373	15,421	18,915
Restructuring charges and exit costs	291	804	—	1,095	173

Total operating expenses	13,703	14,035	18,211	27,738	37,206
Loss from operations	(373)	(1,166)	(1,482)	(1,539)	(3,636)
Other income and expense, net:
Interest income and other, net	674	646	715	1,320	1,426
Interest expense	(38)	(34)	(61)	(72)	(121)

Total other income and expense, net	636	612	654	1,248	1,305
Income (loss) before income taxes	263	(554)	(828)	(291)	(2,331)
Provision for income taxes	—	22	249	22	172

Net income (loss)	$263	$(576)	$(1,077)	$(313)	$(2,503)

Net income (loss) per share:
Basic	$0.01	$(0.01)	$(0.02)	$(0.01)	$(0.06)

Diluted	$0.01	$(0.01)	$(0.02)	$(0.01)	$(0.06)

Shares used in the computation of net income (loss) per share:
Basic	45,720	45,388	44,759	45,554	44,676

Diluted	46,046	45,388	44,759	45,554	44,676

EXAR CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except share amounts)

(Unaudited)

	SEPTEMBER 30, 2012	APRIL 1, 2012 (1)
ASSETS
Current assets:
Cash and cash equivalents	$10,423	$8,714
Short-term marketable securities	187,629	187,668
Accounts receivable (net of allowances of $755 and $781, respectively)	12,976	8,454
Accounts receivable, related party (net of allowances of $494 and $815, respectively)	3,762	2,918
Inventories	16,055	18,374
Other current assets	3,688	3,124

Total current assets	234,533	229,252
Property, plant and equipment, net	25,817	27,793
Goodwill	3,184	3,184
Intangible assets, net	7,740	9,755
Other non-current assets	1,404	1,668

Total assets	$272,678	$271,652

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,991	$7,823
Accrued compensation and related benefits	3,211	3,918
Deferred income and allowances on sales to distributors	2,872	3,410
Deferred income and allowances on sales to distributors, related party	9,506	9,608
Other current liabilities	10,468	13,615

Total current liabilities	35,048	38,374
Long-term lease financing obligations	3,683	3,771
Other non-current obligations	6,273	6,215

Total liabilities	45,004	48,360
Stockholders’ equity	227,674	223,292

Total liabilities and stockholders’ equity	$272,678	$271,652

(1)	Due to the correction of an immaterial error in the fourth quarter fiscal of 2012, the balances at April 1, 2012 of Accumulated deficit decreased by $741 thousand and Additional paid-in capital decreased by $741 thousand. Total Stockholders’ equity remained the same.

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP RESULTS

(In thousands, except per share amounts)

(Unaudited)

	THREE MONTHS ENDED			SIX MONTHS ENDED
	SEPTEMBER 30, 2012	JULY 1, 2012	OCTOBER 2, 2011	SEPTEMBER 30, 2012	OCTOBER 2, 2011
Net Sales	$30,622	$29,251	$36,120	$59,873	$73,098

GAAP gross profit	$13,330	$12,869	$16,729	$26,199	$33,570
GAAP gross margin	43.5%	44.0%	46.3%	43.8%	45.9%
Stock-based compensation	129	(15)	69	114	128
Amortization of acquired intangible assets	853	880	905	1,733	1,810
Restructuring charges and exit costs	—	81	—	81	152

Non-GAAP gross profit	$14,312	$13,815	$17,703	$28,127	$35,660

Non-GAAP gross margin	46.7%	47.2%	49.0%	47.0%	48.8%

GAAP operating expenses	$13,703	$14,035	$18,211	$27,738	$37,206
Stock-based compensation	1,218	189	1,108	1,407	1,933
Amortization of acquired intangible assets	107	120	174	227	348
Restructuring charges and exit costs	291	804	—	1,095	173

Non-GAAP operating expenses	$12,087	$12,922	$16,929	$25,009	$34,752

GAAP operating loss	$(373)	$(1,166)	$(1,482)	$(1,539)	$(3,636)
Stock-based compensation	1,347	174	1,177	1,521	2,061
Amortization of acquired intangible assets	960	1,000	1,079	1,960	2,158
Restructuring charges and exit costs	291	885	—	1,176	325

Non-GAAP operating income	$2,225	$893	$774	$3,118	$908

GAAP net income (loss)	$263	$(576)	$(1,077)	$(313)	$(2,503)
Stock-based compensation	1,347	174	1,177	1,521	2,061
Amortization of acquired intangible assets	960	1,000	1,079	1,960	2,158
Restructuring charges and exit costs	291	885	—	1,176	325
Income tax effects	(6)	(39)	221	(45)	79

Non-GAAP net income	$2,855	$1,444	$1,400	$4,299	$2,120

GAAP net income (loss) per share
Basic	$0.01	$(0.01)	$(0.02)	$(0.01)	$(0.06)
Diluted	$0.01	$(0.01)	$(0.02)	$(0.01)	$(0.06)
Non-GAAP net income per share
Basic	$0.06	$0.03	$0.03	$0.09	$0.05
Diluted	$0.06	$0.03	$0.03	$0.09	$0.05

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL NET SALES INFORMATION

	THREE MONTHS ENDED			SIX MONTHS ENDED
By Product Line	SEPTEMBER 30, 2012	JULY 1, 2012	OCTOBER 2, 2011	SEPTEMBER 30, 2012	OCTOBER 2, 2011
Connectivity	53%	55%	52%	54%	52%
Power management	22%	23%	22%	22%	21%
Data compression and security	15%	12%	14%	14%	12%
Communications	10%	10%	12%	10%	15%

	THREE MONTHS ENDED			SIX MONTHS ENDED
By Geography	SEPTEMBER 30, 2012	JULY 1, 2012	OCTOBER 2, 2011	SEPTEMBER 30, 2012	OCTOBER 2, 2011
Asia	58%	64%	60%	61%	59%
Americas	27%	22%	26%	24%	26%
EMEA	15%	14%	14%	15%	15%

EXAR CORPORATION AND SUBSIDIARIES

SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP GUIDANCE

GUIDANCE FOR THE QUARTER ENDING DECEMBER 30, 2012
ADJUSTMENTS
	NON-GAAP	STOCK-BASED COMPENSATION		AMORTIZATION OF ACQUIRED INTANGIBLE ASSETS		GAAP
Net Sales	2% -4%					2% -4%
Gross Margin	47% -48%	~$	0.2 million	~$	0.8 million	44% -45%
Net income per share	$0.06 -$0.07	~$	1.4 million	~$	0.9 million	$0.01 -$0.02